EXHIBIT 99.3

2013
Third Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Third Quarter 2013 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 15-17 of this Supplement, in the Company’s 2012 Annual Report to Shareholders, in its 2012 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

FINANCIAL RESULTS

•
The Company reported $1,366MM of net income in Q3’13, compared to $1,250MM in Q3’12. This resulted in diluted EPS attributable to common shareholders of $1.25 per share, an increase of 15% from $1.09 a year ago.

•	Total revenues net of interest expense increased 6% on a reported basis and 7% on an FX adjusted basis1, a non-GAAP measure, in Q3’13.

•	Q3’13 reported return on average equity (“ROE”) was 24.3%. Excluding the three previously announced items in Q4’12, adjusted return on average equity was 27.3%.2

BUSINESS METRICS

•	Worldwide billed business of $236.2B increased 7% on a reported basis and 9% on an FX adjusted basis1 compared with the third quarter of 2012.

•	Worldwide Card Member loan balances of $63.0B increased 2% from $61.8B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•
Worldwide credit performance continued to be excellent with write-off rates reaching new all-time lows.  The Company’s third quarter worldwide net lending write-off rate3 was 1.7%, an improvement from 2.0% in Q2’13 and 1.9% in Q3’12.

	Quarters Ended September 30,		Percentage Inc	Percentage Inc FX Adjusted1
	2013	2012

Card billed business4 (billions):
United States	$158.2	$146.9	8%
Outside the United States	78.0	73.2	7	11%
Total	$236.2	$220.1	7	9
Total cards-in-force (millions):
United States	52.8	51.8	2
Outside the United States	52.6	49.6	6
Total	105.4	101.4	4
Basic cards-in-force (millions):
United States	40.9	40.2	2
Outside the United States	42.6	39.8	7
Total	83.5	80.0	4
Average basic Card Member spending5 (dollars):
United States	$4,255	$4,073	4
Outside the United States	$3,467	$3,407	2	6
Total	$4,037	$3,885	4	5

1
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2013 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

2
Adjusted Return on Average Equity, a non-GAAP measure, is calculated by excluding the impact of the Q4’12 restructuring charges, Membership Rewards expense and Card Member reimbursements.  Refer to Annex 1 for a breakdown of these amounts and reconciliation to Return on Average Equity on a GAAP basis. Management believes Adjusted Return on Average Equity provides a useful measure to evaluate the ongoing operating performance of the Company.

3	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Third Quarter 2013 Earnings Release Selected Statistical tables.

4	For additional information about discount rate calculations and billed business, please refer to the Company’s Third Quarter 2013 Earnings Release, selected statistical tables.

5	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

Additional Billed Business Statistics:

	Percentage Inc/(Dec)	Percentage Inc FX Adjusted6
Worldwide7
Total Billed Business	7%	9%
Proprietary billed business	6	7
GNS billed business8	12	16
Airline-related volume (9% of worldwide billed business)	4	5
U.S. 7
Billed Business	8
Proprietary consumer card billed business9	7
Proprietary small business billed business9	10
Proprietary corporate services billed business10	8
T&E-related volume (26% of U.S. billed business)	6
Non-T&E-related volume (74% of U.S. billed business)	8
Airline-related volume (8% of U.S. billed business)	5
Outside the U.S.7
Billed Business	7	11
Japan, Asia Pacific & Australia (“JAPA”) billed business	4	14
Latin America & Canada (“LACC”) billed business	7	12
Europe, Middle East, & Africa (“EMEA”) billed business	10	8
Proprietary consumer and small business billed business11	2	7
JAPA billed business	(6)	7
LACC billed business	4	7
EMEA billed business	9	6
Proprietary corporate services billed business10	4	7

6	See Note 1, page 1.

7	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.

8	Included in Global Network and Merchant Services (“GNMS”).

9	Included in U.S. Card Services (“USCS”).

10	Included in Global Commercial Services (“GCS”).

11	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

Consolidated Statements of Income

(Preliminary) (Millions, except percentages and per share amounts)	Quarters Ended September 30,		Percentage
	2013	2012	Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$4,659	$4,425	5%
Net card fees	658	633	4
Travel commissions and fees	490	465	5
Other commissions and fees	610	581	5
Other	601	577	4
Total non-interest revenues	7,018	6,681	5
Net interest income	1,283	1,181	9
Total revenues net of interest expense	8,301	7,862	6
Provisions for losses
Charge card	194	190	2
Card Member loans	282	264	7
Other	16	25	(36)
Total provisions for losses	492	479	3
Total revenues net of interest expense after provisions for losses	7,809	7,383	6

Expenses
Marketing and promotion	827	764	8
Card Member rewards	1,619	1,496	8
Card Member services	197	201	(2)
Salaries and employee benefits	1,544	1,516	2
Professional services	793	690	15
Occupancy and equipment	462	453	2
Communications	94	93	1
Other, net	269	300	(10)
Total	5,805	5,513	5

Pretax income	2,004	1,870	7
Income tax provision	638	620	3
Net Income	$1,366	$1,250	9

Net income attributable to common shareholders12	$1,354	$1,236	10

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.26	$1.10	15

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.25	$1.09	15
Average Shares Outstanding
Basic	1,074	1,126	(5)
Diluted	1,081	1,132	(5)

12	Represents net income less earnings allocated to participating share awards of $12MM and $14MM for the three months ended September 30, 2013 and 2012, respectively.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

Discount Revenue:  Increased 5%, reflecting 7% growth in billed business volumes, partially offset by a decrease in the average discount rate and faster growth in GNS billings than overall Company billings.

-
The average discount rate13 of 2.52% in Q3’13 decreased by 1 bp compared to 2.53% in Q3’12 and was flat compared to Q2’13.  As indicated in prior quarters, over time, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, and other factors will likely result in some erosion of the average discount rate.

•	Net Card Fees: Increased 4%, primarily reflecting growth in proprietary cards-in-force and increased card fees in ICS.

•	Travel Commissions and Fees: Increased 5%, due to the timing of the re-signing of certain supplier contracts and a 1% increase in worldwide travel sales.

•	Other Commissions and Fees: Increased 5% versus Q3’12, driven by slightly higher late fees and an increase in revenue from our Loyalty Partner business.

•	Other Revenues: Increased 4%, driven by higher GNS revenues and a larger gain on sale of ICBC shares versus the prior year ($36MM vs. $30MM, respectively).

•
Net Interest Income: Increased 9% versus Q3’12, primarily reflecting lower funding costs, a 3% increase in average Card Member loans and slightly higher worldwide net interest yield of 9.4% versus 9.3% a year ago14.

•	Charge Card Provision for Losses: Increased 2% primarily due to higher receivable balances in Q3’13 across all portfolios.

-	Worldwide Charge Card:

	Q3’13	Q2’13	Q3’12
USCS Net write-off rate15	1.4%	1.9%	1.6%
ICS/GCS Net loss ratio as a % of charge volume	0.11%	0.13%	0.10%

USCS 30 days past due as a % of total	1.7%	1.6%	1.8%
ICS/GCS 90 days past billings as a % of total	0.9%	0.8%	0.7%

Worldwide Receivables (billions)	$43.5	$44.1	$42.3
Reserves (millions)	$396	$386	$409
% of receivables	0.9%	0.9%	1.0%

13	See Note 4, page 1.

14
See Annex 2 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

15	See Note 3, page 1.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

•
Card Member Loan Provision for Losses:  Increased 7%, primarily reflecting increased volumes and lower reserve releases versus the prior year. This was partially offset by the benefit of lower net write-offs in Q3’13 due to improved credit performance.

-	Worldwide Loans:

	Q3’13	Q2’13	Q3’12
Net write-off rate16	1.7%	2.0%	1.9%
30 days past due loans as a % of total	1.1%	1.1%	1.3%

Total Loans (billions)	$63.0	$63.1	$61.8
Reserves (millions)	$1,281	$1,342	$1,459
% of total loans	2.0%	2.1%	2.4%
% of past due	179%	188%	182%

•	Other Provision for Losses: Decreased $9MM to $16MM.

•	Marketing and Promotion Expense: Increased 8% versus a year ago, including increased spend on Card Member acquisition marketing and brand advertising.

•	Card Member Rewards Expense: Increased 8%, primarily reflecting higher spend volumes on Co-brand and Membership Rewards products.

-	The Company's Membership Rewards ultimate redemption rate for program participants was 94% in both Q3’13 and Q2’13.

•	Card Member Services Expense: Decreased 2%, or $4MM.

•
Salaries and Employee Benefits Expense: Increased 2% year-over-year, remaining well controlled and reflecting some of the benefits of the restructuring plan announced in January 2013, including Global Business Travel in the GCS segment, where Salaries and Benefits were down year-over-year.

•
Professional Services Expense: Increased 15%, in part reflecting higher technology-related expenses, and costs associated with two transactions announced during the quarter: the planned business travel joint venture and the sale of American Express Publishing.

•	Occupancy and Equipment Expense: Increased 2%, driven by higher data processing costs.

•	Communications Expense: Was $94MM compared to $93MM in Q3’12.

•	Other, Net Expense: Decreased 10% compared to Q3’12, primarily reflecting lower expenses related to hedging the Company’s fixed-rate debt exposures in Q3’13 versus the prior year.

•	Pretax Margin: Was 24.1% of total revenues net of interest expense in Q3’13 compared with 23.8% in Q3’12.

•	Effective Tax Rate: Was 31.8% in Q3’13 compared with 33.2% in Q3’12.

-	The 23.5% tax rate in the GCS segment in Q3’13 reflects the reversal of a valuation allowance related to deferred tax assets within the business travel organization.

16	See Note 3, page 1.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW
CAPITAL

•	Capital Distribution to Shareholders: During Q3’13, approximately 86% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 13MM common shares at an average price of $74.73 in Q3’13 versus 17MM common shares in Q3’12. The Company is executing its share repurchase program, subject to market conditions and pursuant to its capital plan, which includes up to $0.8B in share repurchases for the remainder of 2013.

Since the inception of repurchase programs in December 1994, the Company has distributed 67% of capital generated through share repurchases and dividends on a cumulative basis.

Shares Outstanding:

	Millions of Shares
	Q3’13	Q2’13	Q3’12
Beginning of period	1,084	1,098	1,139
Repurchase of common shares	(13)	(19)	(17)
Employee benefit plans, compensation and other	-	5	-
End of period	1,071	1,084	1,122

Capital Ratios:  As of September 30, 2013, the Company’s key consolidated capital ratios,17 as calculated under Basel I, were as follows:

($ in billions)	September 30, 2013
Risk-Based Capital
Tier 1	12.8%
Total	14.7%

Tier 1 Leverage	10.7%
Tier 1 Common Equity/Risk-Weighted Assets (“RWA”)18	12.8%
Total Shareholders' Equity	$19.2
Tangible Common Equity (“TCE”)19/RWA	12.3%

Tier 1 Capital	$15.8
Tier 1 Common Equity	$15.8
Tier 2 Capital	$2.3
Total Average Assets20	$147.1
RWA	$123.2
TCE	$15.2

On July 2, 2013, the Board of Governors of the Federal Reserve System approved a final regulatory capital rule which presents details of the new U.S. regulatory capital standards, known as Basel III.  The Company estimates that, had the new rule been fully phased in during Q3’13, the reported Tier 1 common and Tier 1 capital ratios would decline by approximately 30 basis points and the reported Tier 1 leverage ratio would decline by approximately 20 basis points, but would remain above expected regulatory thresholds, and the supplementary leverage ratio would have been approximately 8.9%.21 These ratios are calculated using the standardized approach as described in the final rule without taking into account the potential impact of the final Basel III advanced approach implementation. The Company is currently taking steps toward Basel III advanced approach implementation in the United States.

17	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s Third Quarter 2013 Form 10-Q.

18	Refer to Annex 3 for reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.

19
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.0B from total shareholders’ equity of $19.2B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

20	Presented for the purpose of calculating the Tier 1 Leverage Ratio.

21
The capital ratios are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the third quarter of 2013 is not necessarily indicative of the impact in future periods. Refer to Annex 4 for a reconciliation of the capital ratios.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: During Q3’13, the Company primarily funded its business through deposit-taking and the issuance of unsecured debt.

-	Deposits: The Company held the following deposits:

($ in billions)	September 30, 2013	June 30, 2013	Change
U.S. Direct Deposits22	$24.3	$23.1	$1.2
U.S. 3rd Party CDs	8.9	8.0	0.9
U.S. 3rd Party Sweep Accounts	8.8	8.9	(0.1)
Other Deposits	0.1	0.1	-
Card Member Credit Balances	0.4	0.4	-
Total	$42.5	$40.5	$2.0

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 20.1 months and a weighted average rate at issuance of 2.0%.

-
Unsecured Debt: On July 29, 2013, American Express Credit Corporation issued $3.0B of multi-tranche notes consisting of $1.0B of 3-year fixed rate notes with a coupon of 1.300%, $800MM of 5-year fixed rate notes with a coupon of 2.125%, and $1.2B of 3-year floating rate notes at 3-month LIBOR plus 51 basis points.

-
Asset-Backed Securitization: On July 25, 2013, the Company issued $1.1B of asset-backed securities from American Express Credit Account Master Trust with a maturity of five years, which included $1.0B of Class A certificates at 1-month LIBOR plus 42 basis points and $54MM of Class B certificates at 1-month LIBOR plus 70 basis points. On September 24, 2013, the Company issued $731MM of asset-backed securities from American Express Issuance Trust II (Charge Trust II) with a maturity of five years, which included $700MM of Class A notes at 1-month LIBOR plus 43 basis points and $31MM of Class B notes at 1-month LIBOR plus 70 basis points.

During the third quarter 2013, the Company transferred Card Member receivables from the American Express Issuance Trust (Charge Trust) to the Charge Trust II. As of September 30, 2013, the Charge Trust was dissolved, and the Company will utilize the Charge Trust II for securitization of Card Member receivables going forward.

-	Credit Facility: On July 19, 2013, the Company extended its current three-year Australian Dollar credit facility scheduled to mature on August 3, 2014 by one year to mature on August 3, 2015.

22	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $23.6B from high-yield savings accounts and $0.6B from retail CDs.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

OTHER ITEMS OF NOTE-

•
Corporate & Other: Net expense reported in Corporate & Other was $210MM in Q3’13 compared with $156MM in Q3’12. The change versus the prior year was driven primarily by increased investment in Enterprise Growth Group initiatives as well as higher incentive compensation and benefit-related expenses.

•
Restructuring Initiatives: On January 10, 2013, the Company announced a restructuring initiative  designed to contain future operating expenses, adapt parts of the business as more customers transact online or through mobile channels, and provide the resources for additional growth initiatives in the U.S. and internationally. The Company recorded $400MM of costs ($287MM after-tax) related to this program in Q4’12. The restructuring charge consists largely of severance payments related to the elimination of positions in the U.S. and internationally, and will primarily impact positions that do not directly generate revenue. The staff reductions will be partly offset by jobs the Company expects to add during the year. The Company did not make any significant changes to the estimated costs associated with the restructuring plan in Q3’13.

•
Recent Announcements: The Company announced plans to create a joint venture designed to accelerate the transformation of its Global Business Travel (GBT) business. The Company is in ongoing discussions with regard to a proposed joint venture in which it would share the ownership of the joint venture with an investor group led by Certares, a firm headed by senior management with significant experience in the global travel industry. The joint venture transaction is expected to create greater investment capacity for GBT to further enhance its suite of products and services, attract new customers and grow internationally. Additionally, the Company reached an agreement to sell American Express Publishing Corporation to Time Inc. This sale closed on October 1, 2013, and the publishing business will no longer be reflected in the Company’s P&L beginning in Q4’13.

•
J.D. Power Survey: The Company ranked highest in customer satisfaction among U.S. credit card companies for the 7th consecutive year, based on results from the nationwide J.D. Power survey. American Express remains the only credit card to receive the top ranking since the survey was first conducted in 2007.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing, merchant, and network businesses, the Company:

•
Agreed to collaborate with Visa and MasterCard to propose a new global standard to replace traditional account numbers with digital payment “tokens” for online and mobile transactions. The proposed standard would seek to reduce fraud in the evolving payments landscape by providing an additional layer of security and eliminating the need for merchants, digital wallet operators or others to store account numbers.

•
Partnered with TripAdvisor to enhance the online Card Member experience by allowing Card Members in the U.S., U.K. and Australia to connect their American Express cards with their TripAdvisor profiles. Card Members who connect their eligible cards with TripAdvisor can post Card Member reviews, access exclusive hotspot lists of restaurants and hotels in select cities and receive special merchant offers.

•
Continued to sign new merchants around the world to the American Express network. In the U.S., Racetrac, a chain of gas and convenience stores, now accepts the American Express Card.  In the UK, we signed Ryanair, the low-cost European airline. And, in Japan, we signed Keiyo D2, a large do-it-yourself home store. And, Ardene, a premier fashion retailer in Canada, now accepts American Express.

In our Global Network Services (“GNS”) business, the Company:

•
Announced a partnership that will enable Wells Fargo to issue American Express-branded cards throughout the U.S. As part of the card-issuing partnership, American Express is providing its Partner Advantage capabilities and services to support Wells Fargo in developing a suite of products that will offer benefits and customized offers from the American Express network, both online and offline. Separately, LoyaltyEdge from American Express will assist in the design of a new Wells Fargo loyalty program by offering a range of merchandise and gift cards that Wells Fargo's consumer credit customers will be able to redeem with their points.

In our Enterprise Growth Group, the Company:

•
Announced an agreement to link Serve to the Isis mobile wallet, which will enable customers to utilize tap and pay technology with their Serve accounts. The combined platforms will allow customers to use mobile devices to transfer funds to other Serve account holders, pay bills electronically and make purchases at NFC-enabled retail locations that accept American Express.

•
Re-launched Serve with a free cash reloading network and expanded capabilities including direct deposit, mobile check capture and personal financial management tools. Accountholders will be able to load cash to their cards for free at more than 14,000 CVS and 7-Eleven locations and can still use their cards to make payments wherever American Express is accepted. Beginning in December, Serve will carry a $1 monthly fee, which will be waived if customers use direct deposit to load their account or add $500 or more per month.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures. The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Card Member loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Card Member loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP.  As of September 30, 2013, the Company’s “tangible common equity”, a non-GAAP measure, was $15B and the consolidated total assets as reflected on the Company’s balance sheet were $150B.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW
ANNEX 1

Calculation of Adjusted Return on Average Equity
($ in millions)	For the 12 Months Ended Q3’13
GAAP Net Income	$4,688	(A)
Adjustments for Q4'12 Charges (After-Tax)
Restructuring Charges	$287
Membership Rewards Estimation Process Enhancement Expense	$212
Card Member Reimbursements	$95
Adjusted Net Income	$5,282	(B)

GAAP Average Shareholders' Equity	$19,289	(C)
Adjustment for Q4'12 Charges	$46
Adjusted Average Shareholders' Equity	$19,335	(D)

GAAP Return on Average Equity	24.3%	(A)/(C)
Adjusted Return on Average Equity	27.3%	(B)/(D)

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW
ANNEX 2

Calculation of Net Interest Yield on Card Member Loans

	Three Months Ended September 30,
(Millions, except percentages and where indicated)	2013	2012
Net interest income	$1,283	$1,181
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	296	338
Interest income not attributable to the Company's Card Member loan portfolio	(87)	(97)
Adjusted net interest income(a)	$1,492	$1,422
Average loans (billions)	$63.0	$61.4
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	(0.2)	(0.2)
Adjusted average loans (billions)(b)	$62.8	$61.2
Net interest income divided by average loans(c)	8.1%	7.7%
Net interest yield on Card Member loans(d)	9.4%	9.3%

(a)  Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(b)  Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(c)  This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(d)  Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW
ANNEX 3

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets.  Tier 1 Common Equity is calculated by reference to Total Shareholders’ Equity as shown below:

Tier 1 Common Equity Reconciliation as of September 30, 2013
($ in Millions)

Total Shareholders' Equity	$19,216
Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	323
Less:
Ineligible goodwill and intangible assets	(3,586)
Ineligible deferred tax assets	(202)
Tier 1 Common Equity	$15,751

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2013 OVERVIEW
ANNEX 4

The following table presents a comparison of the Company's Tier 1 and Tier 1 common risk-based capital under Basel I rules to its estimated Tier 1 and Tier 1 common risk-based capital under Basel III rules, for purposes of calculating the estimated Tier 1 and Tier 1 common capital ratios and the supplementary leverage ratio.

(Billions, except ratios)	Tier 1 /Tier 1 Common
Risk-Based Capital under Basel I	$15.8
Adjustments related to:
AOCI for available for sale securities	0.1
Pension and other post-retirement benefit costs	(0.4)
Other	0.0
Estimated Risk-Based Capital under Basel III(a)	$15.5
Risk-Weighted Assets under Basel I	$123.2
Estimated Risk-Weighted Assets under Basel III(a)(b)	$124.2
Estimated Tier 1 ratio under Basel III rules(a)(c)	12.5%
Estimated Tier 1 common ratio under Basel III rules(a)(d)	12.5%

Total Assets	$150.1
Estimated Total Assets for Leverage Capital Purposes(a)(e)	$174.6
Estimated Supplementary Leverage Ratio under Basel III(a)(f)	8.9%

(a)
Estimated Basel III Tier 1 capital, Tier 1 common equity, risk-weighted assets and total assets for leverage capital purposes reflect the Company’s current interpretation of the Basel III rules using the standardized approach.  The estimated Basel III amounts could change in the future if the Company’s business changes.

(b)
Differences in the calculation of risk-weighted assets between Basel I and Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.

(c)	The Basel III Tier 1 risk-based capital ratio is calculated as adjusted Tier 1 capital divided by adjusted risk-weighted assets.

(d)	The Basel III Tier 1 common risk-based capital ratio is calculated as adjusted Tier 1 common equity divided by adjusted risk-weighted assets.

(e)
Estimated total assets for leverage capital purposes include adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other off-balance sheet liabilities.

(f)	The Basel III supplementary leverage ratio is calculated by dividing Basel III Tier 1 capital by the Company’s estimated total assets for leverage capital purposes under Basel III.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

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the ability to hold annual operating expense growth to less than 3 percent during 2013 and 2014, which will depend in part on the Company’s ability to achieve the expected benefits of the Company’s restructuring plan, which will be impacted by, among other things, the factors identified in the third bullet below, the Company’s ability to balance the control and management of expenses and the maintenance of competitive service levels for its customers, unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and the level of acquisition activity and related expenses;

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the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and Card Member services and certain operating expenses, as well as the actual amount of resources arising from the restructuring plan the Company decides to invest in growth initiatives, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of Card Members;

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changes affecting the Company’s ability or desire to repurchase up to $0.8 billion of its common shares for the remainder of 2013 and up to $1.0 billion in the first quarter of 2014, such as acquisitions, results of operations, capital needs and the amount of shares issued by the Company to employees upon the exercise of options, among other factors, which will significantly impact the potential decrease in the Company’s capital ratios;

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the possibility of not achieving the expected timing and financial impact of the Company’s restructuring plan and maintaining higher than expected employee levels, which could be caused by factors such as the Company’s inability to mitigate the operational and other risks posed by planned staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs not currently anticipated, lower than expected attrition rates and higher than expected redeployment rates;

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the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and initiatives including growing the Company’s share of overall spending, increasing merchant coverage, enhancing its pre-paid offerings, expanding the Global Network Services business and expense management, and on factors outside management’s control including the willingness of Card Members to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

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the ability of the Company to meet its on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its primary regulators, the amount the Company spends on acquisitions, the Company’s results of operations and capital needs in any given period, and the amount of shares issued by the Company to employees upon the exercise of options;

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uncertainties associated with creation of a joint venture for the Company’s Global Business Travel division, including events impacting the likelihood and timing of the creation of the joint venture, execution of transaction documentation and completion of the transaction, such as continued negotiations, ongoing diligence, board and regulatory approvals and consultation requirements; the ability of the potential investors to fund their investment in the joint venture; uncertainty relating to the timing and magnitude of the recognition of a gain by American Express as a result of the transaction, such as the amount of the funds ultimately raised by the joint venture and when assets are transferred to the joint venture; the underlying assumptions related to the transaction proving to be inaccurate or unrealized, such as the ability of the transaction to accelerate the transformation and growth of the corporate travel business and the ability to realize strategic linkages between the business operations of the joint venture and American Express following the transaction, including the acceleration of growth in the corporate payments business; and the joint venture’s ability to successfully create additional investment capacity and enhance the suite of products and services available upon consummation of the transaction;

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the ability of the Company to grow volume and acquire new charge and premium lending prospects, which will depend on factors including competition, brand perceptions and reputation, the behavior of the Company’s Card Members and their actual spending patterns, and the Company’s ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members’ spending and borrowing;

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the ability of the Company to grow the GNS business, which will depend in part on the competitive environment, the ability of the Company to offer value propositions that existing and potential partners and customers will find attractive, the extent to which the Company identifies potential partnerships that further enhance the Company’s brand and the Company’s ability to consummate partnership opportunities because of business, regulatory or legal complexities;

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the ability of the Company to generate $3 billion in fee revenue by the end of 2014, which will depend on the Company's success in implementing its strategy to increase fee revenue through growing its existing fee-based businesses such as insurance products and other services, acquiring companies with complementary businesses and capabilities, and in introducing new business initiatives, such as Bluebird, Loyalty Partner, Accertify and the Company’s digital initiatives;

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the impact of final laws and regulations, if any, arising from the European Commission’s Green Paper on the payments industry, which will depend on various factors, including, but not limited to, the issues presented and decisions made in the European legislative and regulatory processes addressing the proposed regulation of interchange fees and other practices related to card-based payment transactions, the amount of time these processes take to reach completion, and the actual pricing and other requirements ultimately adopted in the final laws and regulations in the European Union and its member countries;

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the ability of the Company to execute its strategy with respect to Loyalty Partner, which will depend in part on improving the value to merchants and collectors, innovating new features that are attractive to merchants and collectors and the Company’s success in obtaining necessary licenses and regulatory approvals to operate in new countries;

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the ability of the Company to maintain and expand its presence in the digital payments space, including as an online payments provider, which will depend on the Company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth; and

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factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2013 and the Company’s other reports filed with the Securities and Exchange Commission